MICRON ENVIRO SYSTEMS INC.

DEBT FORGIVENESS AGREEMENT

BETWEEN:

MBMC Investments, Inc.

(the “Creditor”)

AND:

MICON ENVIRO SYSTEMS INC., a company incorporated

under the laws of the State of Nevada and having an

office at 626 Rexcorp Plaza, Uniondale, New York, 11556

(the “Company”)

The Creditor agrees to forgive the Company $144,300.33 in outstanding debt.

By signing this agreement, the Creditor releases any and all previous claims unknown or unknown by and against the Company.

This agreement is effective upon signing.

MBMC INVESTMENTS, INC.

  MICRON ENVIRO SYSTEMS INC.

/s/ Bernard McDougall

May 2, 2008

/s/ Bradley Rudman

May 2, 2008

______________________       _________

______________________   ________

Authorized Signatory

        Dated

       Authorized Signatory      Dated

626 Rexcorp Plaza

Uniondale, N.Y.  11556